SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549



                            FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                Date of Report:  August 11, 1995
               (Date of earliest event reported)


                   MidAmerican Energy Company
       (Exact Name of Registrant as Specified in Charter)


      Iowa                 1-11505                42-1425214
(State or other    (Commission File Number)      (IRS Employer
Jurisdiction of                               Identification No.)
 Incorporation)





666 Grand Avenue, P. O. Box 9244, Des Moines, Iowa     50306-9244
     (Address of Principal Executive Offices)          (Zip Code)





 Registrant's telephone number, including area code: 515/242-4300

Item 5. Other Events

     On July 1, 1995, Iowa-Illinois Gas and Electric Company, Midwest Resources Inc. and Midwest Power Systems Inc. merged (the Merger) with and into MidAmerican Energy Company (the Company). The Company's revenues and net income for the one month period ended July 31, 1995, are $149.0 million and $22.3 million, respectively. This public issuance of 31 days of unaudited combined postmerger operations information is made in order to satisfy the requirements for the use of the pooling of interests method of accounting for the Merger thereby allowing the Company to issue restated financial statements reflecting such accounting.

                        SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         MIDAMERICAN ENERGY COMPANY



                               Paul J. Leighton
                         Paul J. Leighton
                         Vice President and Corporate Secretary



August 11, 1995